Exhibit 10.6
Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

This Transportation Service Agreement (hereinafter referred to as “Agreement”) is made and entered into by and between CenterPoint Energy - Mississippi River Transmission Corporation, a Delaware corporation, hereinafter called “MRT,” and Laclede Gas Company, a Missouri corporation, hereinafter called “Customer.”

In consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall transport for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such transportation during the term hereof, at the rates and on the terms and conditions hereinafter provided.

1)	TERM:

	Effective Date:	Originally May 1, 2002, as amended and restated effective April 1, 2008

	Primary Term End Date:	April 30, 2013

Evergreen:
Yes     [ X ]              No [    ]    If Yes, describe:
After the Primary Term End Date, this Agreement shall continue to be in effect thereafter unless and until terminated by either MRT or Customer by written notice or electronically via the Internet as permitted or required by MRT, to the other delivered at least one (1) year prior to the date of intended termination.

2)	QUANTITIES:

Maximum Daily Quantity (MDQ): 664,738 Dth/Day

3)	RECEIPT AND DELIVERY POINTS:

See Exhibit A

4)	RATE:

Service hereunder shall be provided pursuant to Rate Schedule FTS.  Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT’s FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time (“Tariff”), for services rendered hereunder, unless otherwise agreed (either in writing or electronically via the Internet as required by MRT) by MRT and Customer in an Exhibit B, or other format provided for in the Tariff, in effect during the term of this Agreement, or in a capacity release award.

5)	ADDRESSES:

For Notices to Customer:	For Bills to Customer:
Laclede Gas Company	Laclede Gas Company
Attn: Steven F. Mathews	Attn: Gas Accounting
720 Olive Street	720 Olive Street, 13 Floor
St. Louis, MO 63101	St. Louis, MO 63101
Telephone: (314) 516-8585	Telephone: (314) 516-8595
Facsimile: (314) 421-1979	Facsimile: (314) 241-2278
E-Mail: smathews@lacledegas.com

For Notices to MRT:	For Payments to MRT:
1600 S. Brentwood Blvd., Suite 590	P.O. Box 203293
St. Louis, MO 63144	Houston, TX 77216-3293
Facsimile: (314) 991-7600	Facsimile: (318) 429-3133
(payment detail – Shreveport)

Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

MRT Nominations (other than electronic):
Client Services	For Wire Transfer Payment to MRT:
Facsimile: (318) 429-3298	Mississippi River Transmission
Chase Bank of Texas
MRT Pipeline Operations:	ABA No. 113000609
System Control Department	Account No.
1600 S. Brentwood Blvd., Suite 590
St. Louis, MO 63144
Telephone: (314) 991-9900
E-Mail: mrtconsole@centerpointenergy.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.

CENTERPOINT ENERGY - MISSISSIPPI RIVER		LACLEDE GAS COMPANY
TRANSMISSION CORPORATION

By:	/s/ Robert Trost	By:	/s/ Kenneth J. Neises
Name	Robert Trost	Name:	Kenneth J. Neises
Title	Division Vice President – Marketing MRT	Title:	Executive Vice President
Date:	March 18, 2008	Date:	March 18, 2008

Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

GENERAL TERMS AND CONDITIONS

1)
Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for transportation hereunder.  In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided.  Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, are necessary or appropriate in view of such termination and abandonment of service hereunder.

2)
Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to correct any volume imbalance hereunder nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

3)
In accordance with the terms and conditions of Section 17 of the General Terms and Conditions of MRT’s FERC Gas Tariff, Third Revised Volume No. 1 (General Terms and Conditions), if Customer fails to pay within thirty (30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days’ prior written notice to Customer, may suspend further receipt and/or delivery of gas until such past due amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the General Terms and Conditions.  If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days’ written notice to Customer, terminate this Agreement and cease further receipt and/or delivery of gas on behalf of Customer.

4)	Service hereunder shall be provided pursuant to Rate Schedule FTS of MRT’s FERC Gas Tariff, Third Revised Volume No. 1. Customer will provide Fuel Use and LUFG.

5)
This Agreement shall be subject to the provisions of the applicable rate schedule as well as the General Terms and Conditions set forth in MRT’s FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, and such provisions are incorporated herein by this reference.  Any curtailment of transportation service hereunder shall be in accordance with the priorities set out in MRT’s General Terms and Conditions.  To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the transportation service under this Agreement and to revise the priority and/or scheduling of this transportation service from time to time.

6)
MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the General Terms and Conditions, in accordance with the Natural Gas Act or other applicable law.

7)
Customer may deliver or cause to be delivered to MRT a maximum receipt point quantity at the Receipt Points described herein, and MRT shall redeliver thermally equivalent  quantities  at  the  Delivery  Points described herein which excludes a quantity of gas for Fuel Use and LUFG.  A maximum delivery point quantity is also specified for each MRT delivery point.  For firm service, the sum of all individual maximum receipt point quantities shall not exceed the maximum receipt point quantities in the aggregate.  For firm service, the sum of all individual maximum delivery point quantities shall not exceed the maximum daily quantity set forth in this Agreement.

8)
For firm service, Secondary Receipt and Secondary Delivery Points are available to Customer pursuant to the General Terms and Conditions of MRT’s FERC Gas Tariff, Third Revised Volume No. 1.  Customer agrees to pay any additional charges applicable to its utilization of a Secondary Receipt Point.

9)
In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement.  Such rate schedule or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement.  MRT shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or General Terms and Conditions, or to propose, file, and make effective superseding rate schedules and/or General Terms and Conditions, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

GENERAL TERMS AND CONDITIONS
(continued)

10)
Except as provided in this paragraph, this Agreement shall not be assigned by Customer in whole or in part without MRT’s prior written or electronic consent, which consent shall not be unreasonably withheld.  Customers under Rate Schedules FTS and SCT may release their capacity consistent with the terms and conditions of the applicable rate schedule and the General Terms and Conditions of MRT’s Tariff.  Additionally, Customer may request that MRT consent to Customer’s assignment of this Agreement, in whole, to an entity affiliated with Customer.  For firm contracts, MRT will only consent to assignment of the contract to a Customer’s affiliate, subject to the assignee’s satisfaction of the criteria in Section 5.4(k), General Terms and Conditions, in the situation in which, after Customer obtains the contract, a corporate reorganization results in a transfer to an affiliate of the function for which the capacity was obtained.  Any entity that succeeds by purchase, merger, consolidation or otherwise to the properties of Customer, substantially as an entirety, shall be entitled to the rights and shall be subject to the obligations of its predecessors in title under this Agreement.  In addition to all other rights and remedies, MRT may terminate the Agreement immediately if it is assigned by Customer without MRT’s consent, whether the assignment or contract be voluntary or by operation of law or otherwise.  Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.

11)
Any notice, statement, or bill provided for in this Agreement shall be in writing (or, if this tariff requires, via electronic means) and shall be considered as fully delivered when hand-delivered, telecopied, or when received by the other party if mailed by United States mail, postage prepaid, to the addresses specified herein (unless and until either party notifies the other, in writing, of a change in its address).

12)
Each party shall notify the other in writing of the name, address, telephone number, telecopy number and e-mail address of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.

13)
This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing or, if MRT permits or requires, otherwise memorialized via electronic means, and executed by authorized representatives of the parties.  No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

14)
THE INTERPRETATION AND PERFORMANCE OF THIS  AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, EXCLUDING CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

15)	Exhibits A and B attached hereto are incorporated into this Agreement in their entirety.

16)	This Agreement amends and restates the currently effective Service Agreement between the parties.

17)
The parties agree that Customer has the Right of First Refusal (ROFR).  If Customer chooses to exercise its ROFR, it shall do so by following the procedures applicable to the exercise of a ROFR provided for in the Tariff.

18)
Pursuant to Section 5.1(a), Rate Schedule NNT, of MRT’s Tariff, if after April 1, 2008 a firm customer of Customer (“Bypassing Customer”) directly connects with MRT and terminates its customer relationship with Customer, Customer shall have the right to reduce its MDQ, with corresponding reductions in other applicable MRT contract entitlements, upon written notice to MRT.  The parties intend that the amount of the reduction is to reflect the amount of capacity that Customer had reserved under this Agreement to serve on a firm basis those requirements of the Bypassing Customer that were being served on Customer’s system on April 1, 2008, whether or not those requirements as of April 1, 2008, were those of the Bypassing Customer or of a predecessor customer of Customer.  The amount of the MDQ reduction may be determined in one of two ways.  Customer may provide an affidavit to MRT setting out the Bypassing Customer’s contract demand on Customer for the contract year in which the bypass is to take place and the average of that contract demand and the Bypassing Customer’s contract demands on Customer for the two preceding contract years.  If Customer provides such an affidavit, the amount of the MDQ reduction shall equal the amount designated by Customer up to the greater of (1) the Bypassing Customer’s average

Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

GENERAL TERMS AND CONDITIONS
(continued)

contract demand amount set out in Customer’s affidavit or (2) the Bypassing Customer’s contract demand on Customer for the contract year in which the bypass is to take place.  Alternatively, if Customer proposes an MDQ reduction greater than the maximum amount described in the preceding sentence Customer shall provide MRT with the proposed amount of the MDQ reduction and the basis for that amount.  MRT’s agreement to the amount of the MDQ reduction proposed by Customer under this alternative shall not be withheld unreasonably.  This right to reduce MDQ can be exercised up to thirty (30) days after service commences to the Bypassing Customer over its direct connection with MRT as follows: the MDQ reduction will be effective the latest of (1) the first day of the second calendar month (a) after such service commences or (b) after exercise by Customer of its right or (2) the first day of the month after the termination of the Bypassing Customer’s customer relationship with Customer.  Nothing contained in paragraph 18 shall preclude Customer from claiming and exercising any additional rights to reduce MDQ available to bypassed LDCs under the policies promulgated by the FERC (see. e.g., Williams Natural Gas Company, 81 FERC ¶61,301 (1997) at 62,412), as modified or amended from time to time.

19)
Pursuant to Section 5.1(b), Rate Schedule NNT, of MRT’s Tariff, if Customer unbundles its combined sales and distribution services for its local distribution system pursuant to an order of any governing authority having jurisdiction (“Unbundling”), Customer and MRT shall cooperate through reasonable means in an effort to implement the Unbundling in a manner that is fair to both parties.  Among other opportunities for cooperation that may arise at the time to effectuate the ordered Unbundling in a reasonable manner, Customer and MRT will work together to assign to the appropriate entities, using the tariff capacity release procedures (or such other mechanisms as may be available at the time), capacity held by Customer under this Agreement to serve the customers whose services are being unbundled.  Revenues received by MRT from replacement shippers attributable to demand or reservation charge payments for such released capacity shall be credited to Customer, in accordance with the Tariff, to the extent of the demand or reservation charge obligation that Customer may have with respect to such capacity. With respect to the MRT capacity retained by Customer, if any, after the parties have cooperated to implement Unbundling as set out above, Customer will continue to have those rights relating to bypass set out in the preceding paragraph.

20)
In response to MRT’s News posting dated February 13, 2008, regarding proposed new Receipt Point interconnections to be established on MRT’s system, Customer requested a change in its existing Receipt Points as part of its agreement to extend this Agreement for five (5) years.  MRT agrees to allow this Receipt Point change subject to the following terms and conditions.  Effective with the in-service date of new MRT Receipt Point interconnections with Chesapeake Energy #1 and Chesapeake Energy #2 on MRT’s Transark Line, Customer’s Maximum Quantity at its CEGT Vilonia and Ozark Receipt Points shall be reduced by 30,500 Dth/day and 19,500 Dth/day, respectively, and a Maximum Quantity of 25,000 Dth/day at each of the new Chesapeake Energy #1 and Chesapeake Energy #2 Receipt Points shall be provided for on Exhibit A.  In the event the in-service date of the Chesapeake Energy #1 and Chesapeake Energy #2 Receipt Points are not contemporaneous, Customer’s Maximum Quantity at CEGT Vilonia shall be reduced first by 25,000 Dth/day, and a Maximum Quantity of 25,000 Dth/day shall be established at the first of the Chesapeake Energy #1 or Chesapeake Energy #2 Receipt Points to be placed in-service. On the in-service date of the second Chesapeake Receipt Point, Customer’s Maximum Quantity at its Ozark Receipt Point shall be reduced by 19,500 Dth/day, its CEGT Vilonia Receipt Point Maximum Quantity shall be reduced by an additional 5,500 Dth/day, and a Maximum Quantity of 25,000 Dth/day shall be provided for at such Chesapeake point.  Customer agrees to provide MRT written notice six (6) months after the effective date of this Agreement, and every six (6) months thereafter, of its continuing interest in reserving capacity at the Chesapeake Receipt Points.  This provision is subject to the establishment and placement in-service of the Chesapeake Receipt Points described above, and to Customer’s prompt execution of superseding Exhibit(s) A to this Agreement.

Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

				Page 1 of 2
EXHIBIT A

Primary Path(s):
	From			To
	#90571 Delhi @ Harrison			#91030 MOGAS Pipeline
	#12817 Trunkline Gas Company			#805607 Storage

Rate Zone Capacity:
	FLD	472,240	Dth/Day
	MKT	664,738	Dth/Day

Line Capacities:
	M	472,240	Dth/Day
	W	75,968	Dth/Day
	On any given day the Customer is entitled to the greater of
	75,968 or 74.47% of available West Line capacity.
	E	192,498	Dth/Day

Line Priority:
	FLD/M	396,272	Dth/Day
	MKT/M	472,240	Dth/Day
	FLD/W	75,968	Dth/Day
	MKT/E	192,498	Dth/Day

Transportation Zones:	FLD: Field Zone MKT: Market Zone
Service Lines:	E: East Line M: Main Line W: West Line O: Off System

RECEIPT AND DELIVERY POINTS

Receipt Points	Maximum Quantity (Dth/Day)*	Delivery Points	Maximum Quantity (Dth/Day)*

Delhi @ Harrison	35,000	Laclede Gas Aggregate	641,327
Meter # 90571		Meter #805526

Carthage	20,987	Missouri Interstate Gas	23,411
Meter #808526		Meter #91030

Waskom	18,540	Storage	664,738
Meter #808527		Meter #805607

Sligo	1,441
Meter #90386

Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

EXHIBIT A
(continued)

Gulf South Perryville	135,000
Meter #90496

Antioch Gas to MRT Transark	18,500
Meter #91120

Ozark	21,800
Meter #90523

CEGT Glendale	183,972
Meter #805547

CEGT Vilonia to MRT Transark	37,000
Meter #805614

Trunkline Gas Company	120,928
Meter #12817

NGPL @ Shattuc/Clinton	71,570
Meter # 805588

Storage	664,738
Meter #805607

*  On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the MDQ set forth in this Agreement.

CENTERPOINT ENERGY - MISSISSIPPI RIVER		LACLEDE GAS COMPANY
TRANSMISSION CORPORATION

By:	/s/ Robert Trost	By:	/s/ Kenneth J. Neises
Name	Robert Trost	Name:	Kenneth J. Neises
Title	Division Vice President – Marketing MRT	Title:	Executive Vice President
Date:	March 18, 2008	Date:	March 18, 2008

Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

EXHIBIT B

Customer agrees to pay the rates specified on this Exhibit B for performance of certain gas transportation service under the Agreement specified above.  These rates are applicable only in accordance with the following:

RATES AND APPLICABILITY:

(a)
General:  In consideration for Customer's continuing compliance with the provisions of the Transportation Service Agreement ("Agreement") specified above, the transportation rates and charges as defined below for the specified services provided under the Agreement only apply to receipts from, and subsequent deliveries to, the Points of Receipt and Delivery, quantities and/or time periods described herein and to reserved capacity necessary to effect such service.  In addition to any rate or amount referred to herein (including discounted rates, Negotiated Rates, overrun rates and maximum tariff rates), Customer shall pay any applicable charges, penalties, surcharges, fees, taxes, settlements and/or direct billed amounts provided for in MRT's Tariff.  In any event, the rate in any month shall never be below MRT's applicable minimum tariff rate for a discount rate transaction.  For a Negotiated Rate transaction, the rate in any month shall never be below MRT's applicable minimum tariff rate, unless MRT otherwise agrees.  MRT shall not be responsible for the payment and satisfaction of any taxes assessed or levied on the receipt, transmission (and any activities in connection therewith), delivery, use and/or consumption with respect to gas delivered or received by Customer, unless MRT agrees otherwise.

(b)
Inability to Collect Negotiated Rates:  If this Exhibit B covers a Negotiated Rate transaction, and MRT is unable to collect Negotiated Rates due to a change in Commission policy or rejection of the transaction by the Commission prior to or during the term of such transaction, then, unless the parties agree otherwise, Customer shall pay the maximum tariff rate for the services.  In such event, MRT shall notify Customer in writing of the requirement to pay maximum tariff rates and, if the maximum tariff rates are greater than the Negotiated Rates under such transaction, Customer shall have no more than thirty (30) days from the date of such notification to give notice in writing of termination of the applicable Agreement, with such termination to be effective no later than the end of the month following the month in which such termination notice is received.

(c)	Points: The Receipt Point(s) and the Delivery Point(s) eligible for the rates specified herein shall be as set forth in Exhibit A.

(d)	Description of Rate: Negotiated Rate [ ] Discounted Rate [ X ] (Check one)

(i)
Base Rate:  Customer’s rate for service shall be the maximum Base Rate(s) for Rate Schedule FTS, as set forth in MRT’s Tariff from time to time; provided, however, that during the term of this Agreement, the Base Rate(s) paid by Customer shall not exceed the maximum Base Rate Reservation and Usage Charges set forth on Sixty-Second Revised Sheet No. 5 (effective November 1, 2007), or if as a result of a rate design change in a Section 4 or 5 rate proceeding, the equivalent of the maximum Base Rate Reservation and Usage Charge(s) set forth on Sixty-Second Revised Sheet No. 5 when computed at an assumed 100% Load Factor, as follows:

Field to Market Zone Transportation:	$0.1432 per Dth
Field Zone Only Transportation:	$0.0736 per Dth
Market Zone Only Transportation:	$0.0696 per Dth

(ii)	Surcharges: All applicable Rate Schedule FTS surcharges, penalties, charges, fees, taxes, settlements, direct billed amounts, and Fuel Use and LUFG retentions provided in MRT’s Tariff.

(e) Term of Rate:	Begin Date (s):	April 1, 2008
End Date(s):
Primary Term End Date and continuing thereafter unless and until terminated by either MRT or Customer by written notice or electronically via the Internet as permitted or required by MRT, to the other delivered at least one (1) year prior to the date of the intended termination.

(f)
Authorized Overrun:  For discounted rate transactions, any authorized overrun quantities shall be at the assumed 100% load factor derivative of the Base Rate(s) set forth in (d) above, plus all applicable Rate Schedule FTS surcharges, penalties, and Fuel Use and LUFG retentions.

Contract No. 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

EXHIBIT B
(continued)

(g)	Rate-Related Provisions:

(i)
Consideration for Rate Granted:  MRT agrees to the rates specified in this Exhibit B in exchange for Customer's agreement to forego credits or other benefits to which Customer would otherwise be entitled under the Agreement, but only to the extent such credits or benefits would result in a greater economic benefit over the term of this Exhibit B than that represented by the agreed-upon rate.  Accordingly, unless MRT otherwise agrees, Customer will not receive credits (with the exception of (1) penalty revenue credits provided pursuant to Section 34 of the General Terms and Conditions of MRT's Tariff, and (2) capacity release credits) from rates, refunds or other revenues collected by MRT or Customer if to do so would effectively result in a lower rate or greater economic benefit to Customer; provided, however, that (I) for a Customer taking service under a discount or recourse rate agreement, the rate in any month shall never be above MRT's applicable maximum tariff rate, and (II) MRT and a Customer taking service under a Negotiated Rate agreement can agree pursuant to Section 14.2 of the General Terms and Conditions of MRT's Tariff that MRT will retain some or all of the capacity release credits to the extent those credits exceed the amount of the Customer's invoiced demand component.  If the parties' agreement to the foregoing is determined invalid or if Customer seeks to obtain credits or benefits inconsistent therewith, unless MRT otherwise agrees, it will have the right to immediately terminate or modify any provisions of this Exhibit B that would allow Customer to pay amounts less than the maximum applicable tariff rate.

(ii)
Regulatory Authority:  This Exhibit B is subject to Section 30 of the General Terms and Conditions of MRT's Tariff.  MRT and Customer hereby acknowledge that this Exhibit B is subject to all valid and applicable federal and local laws and to the orders, rules and regulations of any constituted federal or local regulatory body or governmental authority having jurisdiction.  Any provision of this Exhibit B which is determined by any court or regulatory body having jurisdiction to be invalid or unenforceable will be ineffective to the extent of such determination only, without invalidating, or otherwise affecting the validity of, the remaining provisions.  Except as otherwise provided in subsection (b) above, unless the parties agree otherwise, if MRT  reasonably determines that a federal or local law, or order, rule or regulation of any governmental authority having or asserting jurisdiction (1) requires performance by MRT that is inconsistent with the terms of this Exhibit B, or (2) conditions or prohibits the granting of selective discounts or other rates specified in paragraph (d) of this Exhibit B, then MRT and Customer shall promptly take all reasonable actions in good faith to enter into alternative arrangements that will secure to the maximum extent practicable for each party all of the benefits of the transaction set out in this Agreement; provided however, that MRT shall not be required to enter into or continue arrangements that would result in a greater economic detriment to MRT than existed prior to the regulatory event or change.

Executed by a duly authorized representative of each party hereto, in the space provided below:

CENTERPOINT ENERGY - MISSISSIPPI RIVER		LACLEDE GAS COMPANY
TRANSMISSION CORPORATION

By:	/s/ Robert Trost	By:	/s/ Kenneth J. Neises
Name	Robert Trost	Name:	Kenneth J. Neises
Title	Division Vice President – Marketing MRT	Title:	Executive Vice President
Date:	March 18, 2008	Date:	March 18, 2008